As filed with the Securities and Exchange Commission on September 13, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0534394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 NW Grand Boulevard

Oklahoma City, Oklahoma 73118

(405) 935-1500

(Address of principal executive offices, including zip code)

CHESAPEAKE MIDSTREAM LONG-TERM INCENTIVE PLAN

(Full title of the plan)

J. Mike Stice

777 NW Grand Boulevard

Oklahoma City, Oklahoma 73118

(405) 935-1500

(Name, address and telephone number of agent for service)

copy to:

D. Alan Beck, Jr.

Alan P. Baden

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Units, representing limited partner interests	3,500,000 units	$25.20(2)	$88,200,000(2)	$6,289

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the Chesapeake Midstream Long-Term Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 3,500,000 Common Units being registered hereby is based on a price of $25.20, which is the average of the high and low trading prices per Common Unit of Chesapeake Midstream Partners, L.P. as reported by the New York Stock Exchange on September 10, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Chesapeake Midstream GP, L.L.C. (the “Company”) will send or give to all participants in the Chesapeake Midstream Long-Term Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Chesapeake Midstream Partners, L.P. (the “Registrant”) has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a) The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-164905) relating to the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 30, 2010.

(b) The Registrant’s Current Report on Form 8-K (File No. 001-34831) filed with the Commission on July 30, 2010.

(c) The Registrant’s Current Report on Form 8-K (File No. 001-34831) filed with the Commission on August 5, 2010.

(d) The description of the Registrant’s Common Units, representing limited partner interests, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34831) filed with the Commission on July 26, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subject to any terms, conditions or restrictions set forth in the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The Partnership Agreement provides that the Registrant will generally indemnify officers, directors and affiliates of the Company to the fullest extent permitted by the law against all losses, claims, damages or similar events.

Under the Partnership Agreement, in most circumstances, the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	the Company;

•	any departing general partner of the Registrant (a “Departing GP”);

•	any person who is or was an affiliate of the Company or any Departing GP;

•

any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of the Registrant, its subsidiaries, the Company, any Departing GP or any of their affiliates;

•	any person who is or was serving as a manager, managing member, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or its subsidiaries;

•	any person who controls the Company or any Departing GP; and

•	any person designated by the Company.

Any indemnification under these provisions will only be out of the Registrant’s assets. Unless the Company otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable it to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under the Partnership Agreement.

Additionally, pursuant to the omnibus agreement, Chesapeake Midstream Ventures, L.L.C. (“Midstream Ventures”) will indemnify the Registrant for certain claims, losses and expenses incurred by the Registrant attributable to, among other matters, certain environmental, title, tax and regulatory liabilities relating to assets contributed by Midstream Ventures to the Registrant, and that the Registrant will indemnify Midstream Ventures from certain losses, costs or damages incurred by Midstream Ventures attributable to the ownership and operation of the assets of the Registrant and its subsidiaries; the indemnification obligations of both Midstream Ventures and the Registrant are subject to certain limitations.

Pursuant to the services agreement, the Registrant and its affiliates will be entitled to indemnification for certain claims, losses and expenses, and the Registrant will be required to indemnify certain affiliates of Chesapeake Energy Corporation for certain claims, losses and expenses.

The Registrant has agreed to indemnify Chesapeake and certain affiliates of Chesapeake against any loss or expense with respect to certain surety bonds issued for the Registrant’s benefit and for which it is obligated to provide indemnity insurance to Chesapeake. The Registrant may also be required to indemnify Chesapeake in connection with future surety bond issuances made for the Registrant’s benefit. These indemnification obligations will not expire until all bond obligations for which the Registrant is liable for indemnification to Chesapeake are released.

The underwriting agreement provides for indemnification of Chesapeake, Global Infrastructure Partners—A, L.P. and affiliated funds managed by Global Infrastructure Management, LLC, and their respective subsidiaries and affiliates, and the Company, the Company’s directors and certain of its officers, and any person who controls the Company, including indemnification for liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Chesapeake Midstream Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-164905) initially filed on February 16, 2010).

4.2	First Amended and Restated Agreement of Limited Partnership of Chesapeake Midstream Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34831) filed on August 5, 2010).

4.3	Chesapeake Midstream Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-164905) filed on July 20, 2010).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on September 13, 2010.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

By: Chesapeake Midstream GP, L.L.C., its general partner

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of J. Mike Stice, Robert S. Purgason, and David C. Shiels, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Mike Stice J. Mike Stice	Chief Executive Officer (Principal Executive Officer)	September 13, 2010

/s/ David C. Shiels David C. Shiels	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 13, 2010

/s/ David A. Daberko David A. Daberko	Director	September 13, 2010

/s/ Philip L. Fredrickson Philip L. Frederickson	Director	September 13, 2010

/s/ Matthew C. Harris Matthew C. Harris	Director	September 13, 2010

/s/ Sudeen G. Kelly Sudeen G. Kelly	Director	September 13, 2010

Signature	Title	Date

/s/ Aubrey K. McClendon Aubrey K. McClendon	Director	September 13, 2010

/s/ Marcus C. Rowland Marcus C. Rowland	Director	September 13, 2010

/s/ William A. Woodburn William A. Woodburn	Director	September 13, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Chesapeake Midstream Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-164905) initially filed on February 16, 2010).

4.2	First Amended and Restated Agreement of Limited Partnership of Chesapeake Midstream Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34831) filed on August 5, 2010).

4.3	Chesapeake Midstream Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-164905) filed on July 20, 2010).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.